Overstock Announces Fourth Quarter and Full Year 2020 Financial Results
Fourth quarter net revenue growth of 84% year over year to $684 million
Full year 2020 net revenue growth of 75% year over year to $2.5 billion, and a record $3.2 billion in Retail gross sales
Full year 2020 net income of $56 million, an increase of $178 million year over year

SALT LAKE CITY - February 24, 2021 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•	Total net revenue was $684 million, an increase of 84% year over year
•	Gross profit was $153 million or 22.4% of total net revenue, an increase of 180 basis points year over year
•	Net income attributable to stockholders was $13 million, an improvement of $40 million year over year
•	Diluted earnings per share was $0.26, an improvement of $0.99 year over year
•	Adjusted EBITDA (non-GAAP) was $23 million, an improvement of $42 million year over year
•	YTD net cash provided by operating activities was $196 million, an improvement of $278 million year over year
•	YTD free cash flow (non-GAAP) improved $281 million year over year
•	At the end of the fourth quarter, cash and cash equivalents totaled $517 million

Full Year 2020 Financial Highlights

•	Total net revenue was $2.5 billion, an increase of 75% year over year
•	Gross profit was $580 million or 22.7% of total net revenue, an increase of 260 basis points year over year
•	Net income attributable to stockholders was $56 million, an improvement of $178 million year over year
•	Diluted earnings per share was $1.24, an improvement of $4.70 year over year
•	Adjusted EBITDA (non-GAAP) was $88 million, an improvement of $162 million year over year

"Overstock had an incredible year in 2020," said Overstock CEO Jonathan Johnson. "The operational improvements we began making at the end of 2019 enabled us to benefit from this unprecedented environment in which we all find ourselves increasingly working, learning, and living in our homes. We accomplished what we set out to do at the beginning of the year. We delivered on our 2020 initiatives; these initiatives had a meaningful impact on our business performance and now have become part of our business as usual. We doubled new customers, driving significant revenue growth. We improved margins and delivered profitability. We significantly upgraded our leadership team. We added key independent directors to our board. We were focused, disciplined, and strategic in our decisions and actions. And we're just getting started."

"Our strong growth momentum persisted in the fourth quarter," continued Johnson. "Net revenue grew by 84%, new customer growth nearly doubled, and repeat purchase behavior trended higher year over year. And despite what many predicted to be a challenging holiday season given carrier capacity constraints, Overstock performed incredibly well due to rigorous planning and diligent communication with our partners and our customers."

"Our mantra in 2021 is sustainable, profitable, market share growth. I am confident we will achieve it," said Johnson. "I look forward to providing a full update on our fourth quarter and full year 2020 performance during our earnings call."

Fourth Quarter 2020 Retail Operational Highlights

•	Retail gross merchandise sales in 2020 were $3.2 billion, an increase of 74% year over year
•	Newly acquired customers in the fourth quarter increased 94% year over year
•	Orders placed on a mobile device were 50% of gross merchandise sales in the fourth quarter of 2020, an increase of 630 basis points year over year

Partnership with Pelion Venture Partners

On January 25, 2021, Overstock entered into a partnership with Pelion Venture Partners, a third-party venture capital firm with a proven track record of successfully investing in early stage companies, to oversee Medici Ventures' blockchain assets. "We believe this strategic partnership with Pelion will enable the Medici Ventures portfolio of companies to grow, scale, and maximize value," noted Johnson. Under the arrangement, which will close after obtaining necessary legal and regulatory approvals, Medici Ventures, Overstock's wholly owned blockchain-focused subsidiary, will be converted to a limited partnership (the "Fund"). Overstock will be a limited partner in the Fund, and Pelion will act as general partner of the Fund. After closing, Pelion will have sole authority and responsibility regarding investment decisions, appointing board members of the portfolio companies, and exercising all shareholder rights for investments Medici Ventures currently holds. The Fund will have an eight-year life and a total capital commitment of $45 million. The Fund will return invested capital to Overstock first and then split profits on successful exits as outlined in the Fund's Limited Partnership Agreement.

Earnings Webcast Information

Overstock will hold a conference call and webcast to discuss its fourth quarter and full year 2020 financial results on Wednesday, February 24, 2021, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 9437865 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326, then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Wednesday, February 24, 2021, through 11:30 a.m. ET on Wednesday, March 10, 2021. To listen to the recorded webcast by phone, dial (855) 859-2056, then enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Questions may be emailed in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. (Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures' tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP)) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the February 24, 2021 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, statements regarding the pending closing of our previously-announced arrangement with Pelion and expectations with respect to the performance of Pelion in managing the Fund. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, adverse tax, regulatory or legal developments, and competition, including how such factors will be impacted at such time as the pandemic subsides throughout the country and globally. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures and tZERO are pursuing, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2019, our Form 10-Q for the quarter ended March 31, 2020, our Form 10-Q for the quarter ended June 30, 2020, and our Form 10-Q for the quarter ended September 30, 2020, which were filed with the Securities and Exchange Commission on March 13, 2020, May 7, 2020, August 6, 2020, and November 5, 2020, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q's, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Alexis Callahan 801-947-5126 ir@overstock.com	Media Relations: Megan Herrick 801-947-3564 pr@overstock.com

Overstock.com, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$516,500	$112,266
Restricted cash	2,681	2,632
Marketable securities at fair value	1,762	10,308
Accounts receivable, net	30,125	24,728
Inventories	6,243	5,840
Prepaids and other current assets	25,429	21,589
Total current assets	582,740	177,363
Property and equipment, net	122,550	130,028
Intangible assets, net	13,997	11,756
Goodwill	34,950	27,120
Equity securities	47,290	42,043
Operating lease right-of-use assets	24,523	25,384
Other long-term assets, net	4,164	4,033
Total assets	$830,214	$417,727
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$109,749	$75,416
Accrued liabilities	135,595	88,197
Unearned revenue	72,311	41,821
Operating lease liabilities, current	6,630	6,603
Other current liabilities	3,296	3,962
Total current liabilities	327,581	215,999
Long-term debt, net	41,334	—
Operating lease liabilities, non-current	20,305	21,554
Other long-term liabilities	4,668	2,319
Total liabilities	393,888	239,872
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,204 and 4,210	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 46,331 and 42,790
Outstanding shares - 42,768 and 39,464	4	4
Additional paid-in capital	970,873	764,845
Accumulated deficit	(525,233)	(580,390)
Accumulated other comprehensive loss	(553)	(568)
Treasury stock at cost - 3,563 and 3,326	(71,399)	(68,807)
Equity attributable to stockholders of Overstock.com, Inc.	373,692	115,084
Equity attributable to noncontrolling interests	62,634	62,771
Total stockholders' equity	436,326	177,855
Total liabilities and stockholders' equity	$830,214	$417,727

Overstock.com, Inc. Consolidated Statements of Operations (in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenue, net
Retail	$669,666	$364,076	$2,493,915	$1,434,974
Other	14,349	6,805	55,868	24,444
Total net revenue	684,015	370,881	2,549,783	1,459,418
Cost of goods sold
Retail	519,141	288,856	1,922,559	1,147,025
Other	11,831	5,503	47,691	19,300
Total cost of goods sold	530,972	294,359	1,970,250	1,166,325
Gross profit	153,043	76,522	579,533	293,093
Operating expenses:
Sales and marketing	74,484	40,868	263,046	143,120
Technology	35,540	33,970	136,998	135,338
General and administrative	33,241	33,247	127,263	138,124
Total operating expenses	143,265	108,085	527,307	416,582
Operating income (loss)	9,778	(31,563)	52,226	(123,489)
Interest income	445	315	1,733	1,797
Interest expense	(604)	(53)	(1,971)	(342)
Other income (expense), net	186	1,547	(4,828)	(12,501)
Income (loss) before income taxes	9,805	(29,754)	47,160	(134,535)
Provision (benefit) for income taxes	(324)	(94)	989	185
Consolidated net income (loss)	10,129	(29,660)	46,171	(134,720)
Less: Net loss attributable to noncontrolling interests	(2,458)	(2,682)	(9,830)	(12,879)
Net income (loss) attributable to stockholders of Overstock.com, Inc.	$12,587	$(26,978)	$56,001	$(121,841)
Net income (loss) per share of common stock:
Net income (loss) attributable to common shares—basic	$0.26	$(0.73)	$1.25	$(3.46)
Net income (loss) attributable to common shares—diluted	$0.26	$(0.73)	$1.24	$(3.46)
Weighted average shares of common stock outstanding:
Basic	42,765	36,573	41,217	34,865
Diluted	43,326	36,573	41,607	34,865

Overstock.com, Inc. Consolidated Statements of Cash Flows (in thousands)
	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Consolidated net income (loss)	$46,171	$(134,720)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,816	31,031
Non-cash operating lease cost	5,774	6,676
Stock-based compensation to employees and directors	12,930	18,229
Gain on sale of cryptocurrencies	(700)	(569)
Impairment of cryptocurrencies	501	334
Impairment of equity securities	1,017	7,090
Losses on equity method securities	14,459	7,734
(Gain) loss on disposal of business	(10,705)	—
Impairments on intangible assets	—	1,406
Other non-cash adjustments	300	(2,106)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(11,482)	13,385
Inventories	(403)	8,268
Prepaids and other current assets	(5,320)	5,956
Other long-term assets, net	105	(660)
Accounts payable	34,327	(27,158)
Accrued liabilities	52,064	(281)
Unearned revenue	30,715	(8,757)
Operating lease liabilities	(6,134)	(8,013)
Other long-term liabilities	2,039	543
Net cash provided by (used in) operating activities	196,474	(81,612)
Cash flows from investing activities:
Purchase of equity securities	(5,388)	(12,641)
Proceeds from sale of equity securities and marketable securities	6,306	7,339
Disbursement for notes receivable	(900)	(4,715)
Acquisitions of businesses, net of cash acquired	11	4,886
Expenditures for property and equipment	(19,132)	(21,774)
Deconsolidation of cash of Medici Land Governance, Inc.	(4,056)	—
Other investing activities, net	(396)	53
Net cash used in investing activities	(23,555)	(26,852)
Cash flows from financing activities:
Payments on long-term debt	(2,635)	(3,141)
Proceeds from long-term debt	47,500	—
Proceeds from sale of common stock, net of offering costs	195,540	82,954
Payments of taxes withheld upon vesting of restricted stock	(2,592)	(1,407)
Other financing activities, net	(6,449)	2,142
Net cash provided by financing activities	231,364	80,548
Net increase (decrease) in cash, cash equivalents and restricted cash	404,283	(27,916)
Cash, cash equivalents and restricted cash, beginning of period	114,898	142,814
Cash, cash equivalents and restricted cash, end of period	$519,181	$114,898

Segment Financial Information

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net income (loss) (in thousands):

	Three months ended December 31,
	Retail	tZERO	MVI	Other	Total
2020
Net revenue	$669,666	$11,665	$2,434	$250	$684,015
Cost of goods sold	519,141	9,399	2,430	2	530,972
Gross profit	150,525	2,266	4	248	153,043
Operating expenses	123,826	12,997	3,166	3,276	143,265
Interest and other income (expense), net	396	550	(914)	(5)	27
Income (loss) before income taxes	$27,095	$(10,181)	$(4,076)	$(3,033)	9,805
Benefit for income taxes					(324)
Net income					$10,129

2019
Net revenue	$364,076	$5,873	$819	$113	$370,881
Cost of goods sold	288,856	4,684	819	—	294,359
Gross profit	75,220	1,189	—	113	76,522
Operating expenses	87,801	13,501	3,195	3,588	108,085
Interest and other income (expense), net	247	3,540	(1,971)	(7)	1,809
Loss before income taxes	$(12,334)	$(8,772)	$(5,166)	$(3,482)	(29,754)
Benefit for income taxes					(94)
Net loss					$(29,660)

	Year ended December 31,
	Retail	tZERO	MVI	Other	Total
2020
Net revenue	$2,493,915	$45,792	$9,664	$412	$2,549,783
Cost of goods sold	1,922,559	38,033	9,656	2	1,970,250
Gross profit	571,356	7,759	8	410	579,533
Operating expenses	457,110	47,084	11,540	11,573	527,307
Interest and other income (expense), net	(225)	(6,348)	1,509	(2)	(5,066)
Income (loss) before income taxes	$114,021	$(45,673)	$(10,023)	$(11,165)	47,160
Provision for income taxes					989
Net income					$46,171

2019
Net revenue	$1,434,974	$21,582	$2,749	$113	$1,459,418
Cost of goods sold	1,147,025	16,551	2,749	—	1,166,325
Gross profit	287,949	5,031	—	113	293,093
Operating expenses	332,372	54,911	14,778	14,521	416,582
Interest and other income (expense), net	559	2,442	(14,039)	(8)	(11,046)
Loss before income taxes	$(43,864)	$(47,438)	$(28,817)	$(14,416)	(134,535)
Provision for income taxes					185
Net loss					$(134,720)

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results.

Retail gross merchandise sales (“Retail GMS” or “Retail gross sales”) is calculated as the amount paid by customers for products and shipping, measured at the time of order, before coupons and discounts, without reductions for estimated returns. We believe that GMS provides a useful measure of the overall volume of sales transactions that flow through our online platform in a given period.

The following table provides Retail gross merchandise sales (in thousands):

	Year ended December 31,
	2020	2019
Retail gross merchandise sales	3,196,226	1,832,969

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including Adjusted EBITDA and Free cash flow. We use these non-GAAP measures internally in analyzing our financial results at both the consolidated and segment level and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These Non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) (in thousands):

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Net income (loss)	$10,129	$(29,660)	$46,171	$(134,720)
Depreciation and amortization	8,107	7,998	30,816	29,594
Stock-based compensation	4,574	4,606	12,930	18,229
Interest (income) expense, net	159	(262)	238	(1,455)
Other (income) expense, net	(186)	(1,547)	4,828	12,501
Provision (benefit) for income taxes	(324)	(94)	989	185
Special items (see table below)	433	—	(7,654)	1,942
Adjusted EBITDA	$22,892	$(18,959)	$88,318	$(73,724)

Segment Adjusted EBITDA
Retail	$34,247	$(2,194)	$135,642	$(3,648)
tZERO	(5,800)	(10,628)	(26,777)	(43,797)
MVI	(2,653)	(2,695)	(9,706)	(11,981)
Other	(2,902)	(3,442)	(10,841)	(14,298)
Adjusted EBITDA	$22,892	$(18,959)	$88,318	$(73,724)

Special items:
Special legal charges (1)	$433	$—	$(9,340)	$(1,221)
Severance	—	—	1,686	1,757
Impairments on intangible assets	—	—	—	1,406
	$433	$—	$(7,654)	$1,942
__________________________________________
    (1) — Includes amounts associated with the resolution for and adjustments to various legal contingencies and consultations regarding the partnership with Pelion.

The following table reflects the reconciliation of Free cash flow to Net cash provided by or used in operating activities (in thousands):

	Year ended December 31,
	2020	2019
Net cash provided by (used in) operating activities	$196,474	$(81,612)
Expenditures for property and equipment	(19,132)	(21,774)
Free cash flow	$177,342	$(103,386)